UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) February 22, 2013
PPG INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

Pennsylvania	001-1687	25-0730780
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One PPG Place, Pittsburgh, Pennsylvania		15272
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:	(412) 434-3131

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01	Change in Registrant's Certifying Accountant.

(a)
The Audit Committee (the "Audit Committee") of the Board of Directors of PPG Industries, Inc. (the "Company") conducted a comprehensive, competitive process to determine the Company's independent registered public accounting firm for the Company's 2013 fiscal year. The Audit Committee invited four national accounting firms to participate in this process, including Deloitte & Touche LLP ("Deloitte"), the Company's then independent registered public accounting firm. As a result of this process, effective February 22, 2013, the Audit Committee approved the engagement of PricewaterhouseCoopers LLP ("PricewaterhouseCoopers") as the Company's independent registered public accounting firm for the Company's 2013 fiscal year and dismissed Deloitte from that role.

Deloitte's reports on the Company's consolidated financial statements as of and for the fiscal years ended December 31, 2012 and December 31, 2011 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. The audit reports of Deloitte on the effectiveness of internal control over financial reporting as of December 31, 2012 and 2011 did not contain any adverse opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.
During the fiscal years ended December 31, 2012, and December 31, 2011, and the subsequent interim period through the date of the filing of this Form 8-K, there were (i) no “disagreements” as that term is defined in Item 304(a)(1)(iv) of Regulation S-K, between the Company and Deloitte on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, any of which that, if not resolved to Deloitte's satisfaction, would have caused Deloitte to make reference to the subject matter of any such disagreement in connection with its reports for such years and interim period and (ii) no reportable events within the meaning of Item 304(a)(1)(v) of Regulation S-K during the two most recent fiscal years or the subsequent interim period.
The Company provided Deloitte with a copy of the disclosures it is making in this Current Report on Form 8-K (the “Report”). The Company requested that Deloitte furnish a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the statements made herein. A copy of Deloitte's letter dated February 26, 2013 is attached as Exhibit 16.1 hereto.

(b)
During the fiscal years ended December 31, 2012, and December 31, 2011, and the subsequent interim period through the date of the filing of this Form 8-K, neither the Company nor anyone on its behalf has consulted with PricewaterhouseCoopers regarding (i) the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements and neither a written report nor oral advice was provided to the Company that PricewaterhouseCoopers concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing, or financial reporting issue, (ii) any matter that was the subject of a disagreement within the meaning of Item 304(a)(1)(iv) of Regulation S-K, or (iii) any reportable event within the meaning of Item 304(a)(1)(v) of Regulation S-K.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description

16.1	Letter of Deloitte & Touche LLP dated February 26, 2013

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PPG INDUSTRIES, INC.
(Registrant)

Date: February 26, 2013	By:	/s/ David B. Navikas
David B. Navikas
Senior Vice President, Finance and Chief Financial Officer